Jennison Sector Funds, Inc.
(formerly Prudential Sector Funds, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


        				January 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                Re: Jennison Sector Funds, Inc.
                                 File No. 811-03175


Ladies and Gentlemen:

        Enclosed please find the Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the fiscal year ended November 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,

                                                /s/ Marguerite E.H. Morrison
                                                  Marguerite E. H. Morrison
                                                    Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of January 2004.







Jennison Sector Funds, Inc.





Witness: /s/ Marguerite E.H. Morrison		By:/s/ Grace C. Torres
           Marguerite E. H. Morrison  	      		Grace
C. Torres
           Assistant Secretary		  		 Treasurer





























        T:\Cluster 1\N-SAR\Sector\1-04\Letter